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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-84558) pertaining to the Kohl's Department Stores, Inc. Savings Plan of our report dated June 27, 2003, with respect to the financial statements and schedule of the Kohl's Department Stores, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended February 1, 2003.


                                                           /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
July 28, 2003